SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): January 28, 2000



                        PARADIGM MEDICAL INDUSTRIES, INC.
                       ----------------------------------
             (Exact name of registrant as specified in this Charter)



         Delaware                          0-28498               87-0459536
         --------                          -------               ----------
(State or other jurisdiction      (Commission File Number)      (IRS Employer
     of incorporation)                                       Identidication No.)



            1127 West 2320 South, Suite A, Salt Lake City, Utah      84119
            ---------------------------------------------------      -----
                   (Address of principal executive offices)        (Zip Code)



       Registrant's Telephone Number, Including Area Code: (801) 977-8970





                                 Does Not Apply
                                 --------------
          (Former name or former address, if changed since last report)



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ITEM 5.  Acquisition of Vismed, Inc., d/b/a Dicon

         On January 28, 2000, Paradigm Medical Industries, Inc. (the "Company") entered into a letter of intent (the "Letter of Intent") with Vismed, Inc., a California corporation, which does business under the trade name of Dicon
("Dicon"), and certain shareholders of Dicon for the purchase of all the outstanding shares of common stock of Dicon. Dicon is a California domiciled corporation which manufactures and sells innovative, proprietary medical diagnostic instrumentation for chronic eye diseases. As consideration for the purchase of all of the outstanding shares of Dicon, the Company will pay to the holders of Dicon common stock an aggregate of 750,000 shares of the Company's common stock. The Company will also grant piggyback registration rights to the holders of Dicon common stock to register the shares of the Company's common stock that they will be receiving in connection with the transaction in the event the Company shall register any of its securities for sale pursuant to a registration statement under the Securities Act of 1933, as amended.

         The closing of the transaction is contingent upon, among other conditions, the following: (i) execution and delivery of a definitive merger agreement; (ii) a complete and satisfactory review by the Company, in the Company's discretion, of the books, records, business and affairs of Dicon;
(iii) a complete and satisfactory review by Dicon, in Dicon's discretion of the books, records, business and affairs of the Company; (iv) execution of employment and non-competition agreements in form and substance acceptable to the Company with executive officers and other key employees of Dicon to be specified by the Company; (v) the absence of any material adverse change in the financial condition, results of operations, business, assets, prospects or liabilities of Dicon from that reflected in its financial statements as of November 30, 1999; (vi) approval of the transaction by any regulatory authorities having jurisdiction over the Company and Dicon; and (vii) receipt of all licenses and permits necessary for the Company to conduct the business of Dicon.

         The Letter of Intent may be terminated by mutual agreement of the Board of Directors of the Company and Dicon, or by action of the Board of Directors of either the Company or Dicon, provided that the terminating party is not in default under the terms of the Letter of Intent, if the closing of the transaction does not occur on or prior to March 31, 2000. If for any reason the Company takes action to terminate the Letter of Intent or the Company does not have a doctrine of equivalence for its Photon technology, then the Company shall pay a break up fee of $100,000 to Dicon representing reasonable costs and expenses incurred by Dicon in connection with the transaction.

         Following the closing of the transaction, it is the intention of the Company to merge Dicon into a newly formed, wholly-owned subsidiary of the Company with the results that the Company will then own all the outstanding shares of common stock of Dicon. The Company intends to continue to operate the business of Dicon in California.

ITEM 7.  Financial Statements.

         C.  Exhibits

                  10.1. Letter of Intent among Paradigm Medical Industries, Inc., Vismed, Inc., d/b/a Dicon and certain shareholders of Dicon.

                                           SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           PARADIGM MEDICAL INDUSTRIES, INC.
                                                     (Registrant)



Date: February 16, 2000.                   By: /s/ Thomas F. Motter
                                           ------------------------
                                           Thomas F. Motter
                                           President, Chief Executive Officer,
                                           Chief Financial Officer and Treasurer

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